                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Standard Motor Products, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

MAY 21, 1998

                                                                  April 21, 1998

To the Shareholders of STANDARD MOTOR PRODUCTS, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STANDARD MOTOR PRODUCTS, INC. (the "Company") will be held in the offices of The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, on Thursday, the 21st day of May, 1998 at 2:00 o'clock in the afternoon (New York
Time) for the following purposes:

1. To elect eleven directors of the Company, all of whom shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified; and

2.    To transact such other business as may properly come before the meeting.

      Whether or not you plan to attend the Meeting, please vote, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and return it to the Company, in the preaddressed envelope, to which no postage need be affixed, if mailed in the United States.

                                              By Order of the Board of Directors

                                                                     SANFORD KAY
                                                                       Secretary

ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS
ON APRIL 10, 1998 WILL BE ENTITLED TO NOTICE OF OR TO VOTE AT
THE MEETING, OR ANY ADJOURNMENT THEREOF

STANDARD MOTOR PRODUCTS, INC.                       37-18 NORTHERN BOULEVARD -
                                                   LONG ISLAND CITY, N.Y. 11011
MANAGEMENT PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, MAY 21,1998

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Motor Products, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on May 21, 1998, or at any adjournment thereof. Proxy material is being mailed on or about April 21, 1998, to the Company's approximately 775 shareholders of record. The total number of shares outstanding and entitled to vote on April 10, 1998, is:

    Common Stock................................13,076,695

The purposes of the annual meeting are: (1) to elect eleven directors, and (2) to transact such other business as may properly come before the meeting and at any adjournment thereof.

PROPOSAL 1: ELECTION OF DIRECTORS

    At the annual meeting, eleven directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Unless otherwise specified in the proxy, the shares represented by the proxy hereby solicited will be voted by the persons designated as proxies for the persons named below. Mr. Bernard Fife has decided not to run for re-election to the Board. The Board has nominated Susan F. Davis, Mr. Fife's daughter, to fill this vacancy. Should any of these nominees become unable to accept nomination or election (which is not anticipated), it is the intention of the persons designated as proxies to vote for the election of the remaining nominees named and for such substitute nominees as the management may recommend.

    The nominees are: Marilyn F. Cragin, Arthur D. Davis, Susan F. Davis, Robert
M. Gerrity, John L. Kelsey, Andrew M. Massimilla, Arthur S. Sills, Lawrence I. Sills, Nathaniel L. Sills, Robert J. Swartz and William H. Turner.

INFORMATION WITH RESPECT TO NOMINEES AND MAJOR SHAREHOLDERS

    Information with respect to each nominee is set forth in Chart "A" on page
2. Additional information with respect to major shareholders of the Company, including their percentage ownership in the Company's voting stock is set forth in Chart "B" on page 3.

    Shares of Common Stock owned directly or held as trustee by Fife family members aggregate 2,457,539 shares (18.8%). Shares of Common Stock owned directly or held as trustee by Sills family members aggregate 2,561,195 shares (19.6%). The 251,125 shares of Common Stock owned by charitable foundations of which various members of the Fife and Sills families are trustees represent 1.9% of the total outstanding voting securities of the Company.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1997 all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                       CHART A--INFORMATION ABOUT NOMINEES

                                                                                                     HAS
                                                 OFFICE WITH COMPANY AND                           SERVED
                                                   PRINCIPAL OCCUPATION                          AS DIRECTOR
        NAME                   AGE             DURING THE PAST FIVE YEARS                          SINCE
---------------------------------------------------------------------------------------------------------------
Marilyn F. Cragin...........    46      Director of the Company (5)                                 1995


Arthur D. Davis.............    50      Director of the Company (6)                                 1986

Susan F. Davis (7)..........    49      --                                                             -


Robert M. Gerrity...........    60      Director of the Company                                     1996
                                          Chairman & CEO, Antrim Group, Inc. (8)

John L. Kelsey..............    72      Director of the Company (9)                                 1964
Andrew M. Massimilla........    56      Director of the Company                                     1996
                                          Business Consultant (10)

Arthur S. Sills.............    54      Director of the Company (11)                                1995


Lawrence I. Sills...........    58      President and Director of the Company (12)                  1986

Nathaniel L. Sills..........    90      Co-Chairman and Director of the Company                     1946

Robert J. Swartz............    72      Director of the Company                                     1992
                                          Former Senior Partner of KPMG Peat Marwick LLP (13)

William H. Turner...........    58      Director of the Company                                     1990
                                           President, PNC Bank, N. A. New Jersey (14)
                                          SHARES OF COMMON STOCK
                                       BENEFICIALLY OWNED DIRECTLY
                                          OR INDIRECTLY AS OF
        NAME                               MARCH 15, 1998*
------------------------------------------------------------------------------
Marilyn F. Cragin...........                   550,162
                                                72,035 (1)
                                                23,687 (2)
Arthur D. Davis.............                    87,369 (3)
                                                64,982 (1)
Susan F. Davis (7)..........                   490,636 (
                                                38,560 (1)
                                                43,562 (2)
Robert M. Gerrity...........                       662


John L. Kelsey..............                     1,787
Andrew M. Massimilla........                       662


Arthur S. Sills.............                   483,147
                                                36,667 (1)
                                                34,724 (2)
Lawrence I. Sills...........                   510,385 (3)
                                                36,666 (1)
Nathaniel L. Sills..........                   139,880 (3)
                                               335,507 (1)(4)
Robert J. Swartz............                       662


William H. Turner...........                     1,662

---------------------------------------------------------------------------

(1) Shares are subject to family trusts in which beneficial ownership is disclaimed.
(2)  Held as custodian for minor children.
(3)  Excludes allocated shares held by Trustee under the Company's ESOP.
(4)  Excludes 139,062 shares of Common Stock held in the Sills Family
     Foundation.
(5)  Marilyn F. Cragin is an adult daughter of Bernard Fife and sister of Susan
     F. Davis. She is a co-owner of an art gallery. Prior to that she was a practicing psychotherapist. She was elected a Director of the Company on October 18, 1995.
(6)  Arthur D. Davis is an adult son-in-law of Bernard Fife and husband of Susan
     F. Davis. He was appointed Vice President, Materials Management of the Company in May 1986 and held that position until January 1989 when he resigned this position.
(7) Susan F. Davis is an adult daughter of Bernard Fife, wife of Arthur D. Davis and sister of Marilyn F. Cragin.
(8) Mr. Gerrity has been the Chairman & CEO of the Antrim Group, Inc. since 1996. Prior to that he was the Vice Chairman of New Holland, n. v. He is also a director of Rubbermaid Inc., Harnischfeger Industries Inc. and Libralter Engineering Systems Inc. He was elected a Director of the Company on July 18, 1996.
(9) Mr. Kelsey, now retired, was Advisory Director, PaineWebber Inc. in which capacity his responsibilities included all facets of investment banking.
(10) Mr. Massimilla is presently a business consultant. He held the positions of Consultant and Managing Director of the Henley Group & Affiliated Companies from 1989 to 1995. He was elected a Director of the Company on October 17, 1996.
(11) Arthur S. Sills is an adult son of Nathaniel L. Sills and a brother of Lawrence I. Sills. He has been an educator and administrator for more than twenty years. He was elected a Director of the Company on October 18, 1995.
(12) Lawrence I. Sills is an adult son of Nathaniel L. Sills and a brother of Arthur S. Sills. He was appointed President of the Company in May 1986. Prior to that, and since 1983, he had been Vice President, Operations of the Company.
(13) Mr. Swartz was a senior partner in the accounting firm of KPMG Peat Marwick LLP (and predecessor firms). On March 31, 1991 Mr. Swartz retired from KPMG Peat Marwick LLP and is currently working as an independent financial consultant. He is also a director of United Merchants & Manufacturers, Inc. and Bed Bath & Beyond, Inc.
(14) Mr. Turner assumed his present position on August 1, 1997. Prior to that he was President & Co-CEO of Franklin Electronic Publishers, Inc. from
     October 1, 1996 to July 31, 1997. He was the Vice Chairman, Chase
     Manhattan Bank, and its predecessor Chemical Banking Corporation before his employment with Franklin Electronics Publishers, Inc. He is also a director of Franklin Electronic Publishers, Inc.

* Mrs. Marilyn Cragin, Mr. Arthur D. Davis, Mrs. Susan F. Davis, Mr. Arthur
  S. Sills, Mr. Lawrence I. Sills and Mr. Nathaniel L. Sills disclaim beneficial ownership of securities with respect to which their ownership is specified to be indirect.

        CHART B--HOLDINGS OF MANAGEMENT AND HOLDERS OF 5% OR MORE OF ANY
                    CLASS OF THE COMPANY'S VOTING SECURITIES

                                                                                                               AMOUNT AND
                                                                                                                NATURE OF
                                                                                                               BENEFICIAL
                                                         TITLE OF                   ADDRESS OF                 OWNERSHIP
                                                          CLASS                 BENEFICIAL OWNER         AS OF MARCH 15, 1998
-----------------------------------------------------------------------------------------------------------------------------
Marilyn F. Cragin (5) ..............................   Common             37-18 Northern Boulevard         550,162
                                                                          Long Island City, NY              72,035(1)
                                                                                                            23,687(2)
Arthur D. Davis (6) ................................   Common             37-18 Northern Boulevard          87,369(3)
                                                                          Long Island City, NY              64,982(1)

Robert M. Gerrity ..................................   Common             114 Division Street                 662
                                                                          Bellaire, MI

John L. Kelsey .....................................   Common             460 Coconut Palm Road             1,787
                                                                          Vero Beach, FL

Andrew M. Massimilla ...............................   Common             One Peninsula Dr.                   662
                                                                          Stratham, NH

Arthur S. Sills (7) ................................   Common             37-18 Northern Boulevard        483,147
                                                                          Long Island City, NY             36,667 (1)
                                                                                                           34,724 (2)
Lawrence I. Sills (8) ..............................   Common             37-18 Northern Boulevard        510,385 (3)
                                                                          Long Island City, NY             36,666 (1)

Nathaniel L. Sills .................................   Common             37-18 Northern Boulevard        139,880 (3)
                                                                          Long Island City, NY            335,507 (1)(4)

Robert J. Swartz ...................................   Common             1500 Palisade Avenue                662
                                                                          Ft. Lee, NJ

William H. Turner ..................................   Common             2 Tower Center Blvd               1,662
                                                                          East Brunswick, NJ
Directors and Officers as a
Group (twenty-one persons)..........................                                                    2,984,954 (3)

Gabelli Funds, Inc..................................   Common             One Corporate Center          1,255,700
                                                                          Rye, NY

Tweedy, Browne Company L. P.........................   Common             52 Vanderbilt Avenue            679,951
                                                                          New York, NY



                                                               PERCENT OF
                                                                 CLASS
-------------------------------------------------------------------------------
Marilyn F. Cragin (5) ..............................               4.20
                                                                    .55
                                                                    .18
Arthur D. Davis (6) ................................                .67
                                                                    .50

Robert M. Gerrity ..................................                  -


John L. Kelsey .....................................                .01


Andrew M. Massimilla ...............................                  -


Arthur S. Sills (7) ................................               3.69
                                                                    .28
                                                                    .27
Lawrence I. Sills (8) ..............................               3.90
                                                                    .28

Nathaniel L. Sills .................................               1.07
                                                                   2.57

Robert J. Swartz ...................................                  -


William H. Turner ..................................                .01

Directors and Officers as a
Group (twenty-one persons)..........................              22.83

Gabelli Funds, Inc..................................               9.60


Tweedy, Browne Company L. P.........................               5.20


--------------------------------------------------------------------------------

(1) Shares are subject to family trusts in which beneficial ownership is disclaimed.

(2) Held as custodian for minor children.

(3) Excludes allocated shares held by Trustee under the Company's ESOP.

(4) Excludes 139,062 shares of Common Stock held in the Sills Family
    Foundation.

(5) Marilyn F. Cragin is an adult daughter of Bernard Fife.

(6) Arthur D. Davis is an adult son-in-law of Bernard Fife.

(7) Arthur S. Sills is an adult son of Nathaniel L. Sills and a brother of Lawrence I. Sills.

(8) Lawrence I. Sills is an adult son of Nathaniel L. Sills and a brother of Arthur S. Sills.

* Mrs. Marilyn F. Cragin, Mr. Arthur D. Davis, Mr. Arthur S. Sills, Mr. Lawrence I. Sills, and Mr. Nathaniel L. Sills disclaim ownership of securities with respect to which their ownership is specified to be indirect.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

   In the last full fiscal year the total number of meetings of the Board of Directors, including regularly scheduled and special meetings was seven.

   The Company has a Compensation Committee and an Audit Committee of the Board of Directors, each consisting of all five independent outside directors. The members of both committees are Robert M. Gerrity, John L. Kelsey, Andrew M. Massimilla, Robert J. Swartz and William H. Turner. The Compensation Committee's function is to approve the compensation packages (salary and bonus) of the Company's executive officers, to administer the Company's Stock Option Plan and to review the Company's overall compensation policies. The Compensation Committee was established in late 1992 and held three meetings in 1997. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the professional services furnished by them to the Company and their Management Letter with comments on the Company's internal accounting controls. The Audit Committee met four times in 1997. The Company does not have a nominating committee charged with the search for and recommendation to the Board of potential nominees for Board positions. This function is performed by the Board as a whole, which considers all recommendations for potential nominees.

   Directors who are not officers or related to officers (the "Outside Directors") were paid a retainer of $15,000 consisting of cash remuneration of $10,000 and shares of the Company's Common Stock valued at $5,000 as of the date of last year's Annual Meeting of Shareholders. In addition, pursuant to the Company's Independent Outside Directors' Stock Option Plan, the Outside Directors each receive an annual stock option grant of 1,000 shares of the Company's Common Stock with an exercise price per share equal to the price of the stock on the New York Stock Exchange as of the date of each year's Annual Meeting of Shareholders. Outside Directors also received $1,000 for each Regular, Audit Committee and Compensation Committee meeting they attended. Marilyn F. Cragin, Arthur D. Davis and Arthur S. Sills received $500 for each meeting they attended. All other directors, being officers of the Company, received no payment for the fulfillment of their directorial responsibilities.

CERTAIN TRANSACTIONS

   During 1997 four executive officers, Steven Brown, Vice President and General Manager, Champ Service Line Division, Joseph G. Forlenza, Vice President and General Manager, Standard Division, Stanley Davidow, Vice President and General Manager, Four Seasons Division, and John P. Gethin, Senior Vice President-Operations were indebted to the Company as a result of loans made to them by the Company.

   Officers who are granted options under the Company's 1994 Omnibus Stock Option Plan are required to attain a Common Stock ownership position with a market value equal to 50% of the grantee's base salary. The Compensation Committee permitted the Company to make available to each grantee a loan for up to 75% of his stock ownership requirement at a fixed rate of interest equal to the Company's short-term interest rate the day the loan was made. The Committee also required that any loan made for the above purpose must be repaid within four years and must be collateralized by the Common Stock acquired with the loan proceeds.

   In 1996 Mr. Brown borrowed $45,948 for the purchase of the Company's Common Stock to meet the above-mentioned stock ownership requirement. At March 31, 1998, the amount of this indebtedness was $35,352. In addition, Mr. Brown has an outstanding loan balance relating to his 1982 relocation upon employment with the Company. In 1997 the highest amount of this indebtedness was $19,790. At March 31, 1998, the amount of this indebtedness was $13,201. In August 1997, Mr. Brown borrowed $174,620 as a bridge loan for his planned relocation. In January 1998 he borrowed an additional $136,260 for this relocation. In accordance with Company policy on bridge loans, these loans are non-interest bearing. At March 31, 1998 the total amount of indebtedness for these bridge loans was $310,880. At March 31, 1998, Mr. Brown's total indebtedness to the Company was $359,433.

   In 1994 Mr. Forlenza borrowed $88,875 for the purchase of the Company's Common stock to meet the above-mentioned stock ownership requirement. At March 31, 1998, the amount of this indebtedness was $50,520.

   In 1996 Mr. Davidow borrowed $77,916 for the purchase of the Company's Common stock to meet the above-mentioned stock ownership requirement. At March 31, 1998, the amount of this indebtedness was $63,105.

   In 1997 Mr. Gethin borrowed $77,488 for the purchase of the Company's Common stock to meet the above-mentioned stock ownership requirement.

At March 31, 1998, the amount of this indebtedness was $72,951.

   During 1997, the Company's Four Seasons Division purchased a portion of its remanufacturing component requirements (approximately $2,150,000) from Recore Automotive, Incorporated. The owner of Recore Automotive is a member of the immediate family of Mr. Stanley Davidow, Vice President and General Manager, Four Seasons Division. The purchases made from Recore Automotive are within the Company's guidelines for transactions with related parties, which require that any such transactions be conducted on an arm's length basis.

EXECUTIVE COMPENSATION

   The following table sets forth the annual compensation for the Co-Chief Executive Officers and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                ANNUAL COMPENSATION
                    NAME AND                              ---------------------------------------------------------------
                    PRINCIPAL                                                                              OTHER
                    POSITION                              YEAR           SALARY         BONUS        COMPENSATION (1)
-------------------------------------------------------------------------------------------------------------------------
Bernard Fife.........................................      1997         $192,744              --
  Co-Chief Executive Officer,                              1996          259,000        $ 27,600
  Co-Chairman of the Board and Director                    1995          259,000          26,490
Nathaniel L. Sills...................................      1997          192,744              --
  Co-Chief Executive Officer,........................      1996          259,000          27,600
  Co-Chairman of the Board and Director..............      1995          259,000          26,490
Lawrence I. Sills....................................      1997          290,000              --
  President, Chief Operating.........................      1996          278,000          92,000
  Officer and Director...............................      1995          278,000          79,470
Joseph G. Forlenza...................................      1997          265,000          62,600
  Vice President and.................................      1996          260,000         115,875
  General Manager Standard Division..................      1995          250,000         100,938
Stanley Davidow......................................      1997          265,000          43,988
  Vice President and.................................      1996          257,000          89,288
  General Manager Four Seasons Division..............      1995          240,000          79,800
John P. Gethin (4)...................................      1997          240,000          74,025
  Senior Vice President-Operations...................      1996          211,000          32,543
                                                           1995           37,500              --
                                                              LONG-TERM
                                                            COMPENSATION               ALL OTHER
                                                               AWARDS                COMPENSATION
                    NAME AND                            ----------------------------------------------
                    PRINCIPAL                               STOCK OPTIONS
                    POSITION                                   GRANTED            (2)            (3)
------------------------------------------------------------------------------------------------------
Bernard Fife.........................................               --           $ 2,286       $ 7,440
  Co-Chief Executive Officer,                                       --             3,514         6,774
  Co-Chairman of the Board and Director                             --             6,835         8,223
Nathaniel L. Sills...................................               --            (5,308)        7,440
  Co-Chief Executive Officer,........................               --            (3,727)        6,774
  Co-Chairman of the Board and Director..............               --            (3,634)        8,223
Lawrence I. Sills....................................           40,000                          18,426
  President, Chief Operating.........................           22,000                          14,823
  Officer and Director...............................               --                          21,381
Joseph G. Forlenza...................................           23,000                          18,480
  Vice President and.................................           16,000                          15,341
  General Manager Standard Division..................               --                          20,958
Stanley Davidow......................................           23,000                          18,192
  Vice President and.................................           16,000                          14,637
  General Manager Four Seasons Division..............               --                          18,869
John P. Gethin (4)...................................           35,000                          11,648
  Senior Vice President-Operations...................           16,000                           2,715
                                                                    --                              --

(1) Does not include compensation associated with perquisites because such amounts do not exceed the lesser of either $50,000 or 10% of total salary and bonus disclosed.

(2) Includes accruals to fund a widows death benefit program which provides for payments of $2,500 per month (as adjusted for cost of living increases from 1977) payable to the widows of Messrs. B. Fife and N. L. Sills.

(3)  Company contributions to Profit Sharing, 401K, ESOP and SERP programs.

(4)  Mr. Gethin's date of hire with the Company was October 2, 1995.

                      OPTION GRANTS IN THE LAST FISCAL YEAR





                                                                                    INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                              % OF TOTAL
                                                                            OPTIONS/SARS
                                                         OPTIONS/            GRANTED TO         EXERCISE OR
                                                           SARS             EMPLOYEES IN        BASE PRICE          EXPIRATION
NAME                                                    GRANTED (#)          FISCAL YEAR        ($/SH) (1)           DATES (2)
------------------------------------------------------------------------------------------------------------------------------------
Lawrence I. Sills...............................           40,000             17.8%             $20.59-$23.59      9/18/03-9/18/06
Joseph G. Forlenza..............................           23,000             10.2%              20.59-$23.59      9/18/03-9/18/06
Stanley Davidow.................................           23,000             10.2%              20.59-$23.59      9/18/03-9/18/06
John P. Gethin..................................           35,000             15.6%              20.59-$23.59      9/18/03-9/18/06

                                                                    POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED
                                                                       ANNUAL RATES OF
                                                                     STOCK APPRECIATION
                                                                     FOR OPTION TERM (3)
----------------------------------------------------------------------------------------------




NAME                                                                5%                10%
----------------------------------------------------------------------------------------------
Lawrence I. Sills...............................                  $243,962         $539,349
Joseph G. Forlenza..............................                   140,278          310,126
Stanley Davidow.................................                   140,278          310,126
John P. Gethin..................................                   213,467          471,931

(1) Stock options granted in 1997 vest equally over a four year period. The exercise price in the first year of vesting is $20.59 and increases by $1.00 each subsequent year.

(2) Stock option grants expire at the rate of 25% of the total grant on September 18th of each year beginning September 18, 2003.

(3) The dollar amounts under these columns are the result of calculations at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

OPTION EXERCISES AND HOLDINGS

   The following table provides information with respect to option exercises in 1997 by the Named Officers and the value of such Officers' unexercised options at December 31, 1997.


                       AGGREGATED OPTION EXERCISES IN 1997
                       AND DECEMBER 31, 1997 OPTION VALUES

                                                                (1)                                   NUMBER OF SHARES UNDERLYING
                                                              SHARES                                    UNEXERCISED OPTIONS AT
                                                           ACQUIRED ON             VALUE                    FISCAL YEAR-END
      NAME                                                   EXERCISE             REALIZED          EXERCISABLE      UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------------
Bernard Fife....................................                   --                  --            32,500            7,500
Nathaniel L. Sills..............................                   --                  --            32,500            7,500
Lawrence I. Sills...............................                   --                  --            38,000           64,000
Joseph G. Forlenza..............................                   --                  --            19,000           40,000
Stanley Davidow.................................                   --                  --            14,000           40,000
John P. Gethin..................................                   --                  --             9,000           52,000
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      VALUE OF UNEXERCISED
                                                                     IN-THE-MONEY OPTIONS AT
                                                                       FISCAL YEAR-END (2)
      NAME                                                   EXERCISABLE      UNEXERCISABLE
---------------------------------------------------------------------------------------------
Bernard Fife....................................                $178,881        $  46,294
Nathaniel L. Sills..............................                 178,881           46,294
Lawrence I. Sills...............................                 213,600          179,900
Joseph G. Forlenza..............................                 117,838          123,546
Stanley Davidow.................................                  86,975          123,546
John P. Gethin..................................                  56,113          132,381
---------------------------------------------------------------------------------------------

(1) No stock options were exercised in 1997 by any of the Named Officers listed.

(2) Market value of unexercised options is based on the closing price of the Company's Common Stock on the New York Stock Exchange of $22.5625 per share on December 31, 1997 (the last trading day of 1997), minus the exercise price.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

   The Company's Compensation Committee of the Board of Directors was established in 1992. The Committee is responsible for approving the compensation packages (base salary and bonus) of the Company's executive officers, for administering the Company's 1994 Omnibus Stock Option Plan, and for reviewing the Company's overall compensation policies including the structure of its bonus program.

   Effective January 1, 1998 the company modified its MBO Bonus Program into an Economic Value Added (EVA) based program. This change was made to more closely align executive compensation to continuous improvements in corporate performance and increases in shareholder value. In this regard, the Compensation Committee endorses the following guidelines for compensation decisions:

   - Provide a competitive total compensation package that enables the Company to attract and retain key executive talent.

   - Align all pay programs with the Company's annual and long-term strategies and objectives.

   - Provide variable compensation incentives directly linked to the performance of the Company and improvement in shareholder return.

   Under the EVA bonus program adopted this year, the bonus of the Chief Operating Officer is based entirely on year-over-year improvement in Company EVA. The bonuses of the other executive officers are based 80% upon year-over-year improvement in the Company's EVA and 20% on individual goals approved by the Chief Operating Officer. A portion of the bonuses earned by each executive officer is retained by the Company to be paid in future years, based upon the attainment of specified EVA achievement levels. If such achievement levels are not attained, a portion (or all) of each executive officer's retained amount is forfeited. Officers must remain in the employment of the Company to gain access to any retained bonus.

   In connection with the new EVA program, the Compensation Committee has issued an additional stock option grant to each executive officer under the 1994 Omnibus Stock Option Plan. These grants include proportional vesting over a four year period at increasing exercise prices. This feature further strengthens the link between continuous Company improvement and long-term executive compensation. These stock options require a holding period before they may be exercised. The exercise price for the initial vesting portion of each grant is set at the market price of the Company's Common Stock on the date of the grant. The portions of the grant that vest over years two through four each carry higher exercise prices. To gain access to the non-vested portions, each officer must retain ownership of a specified number of shares of the Company's Common Stock.

                                Submitted by:
                                Robert M. Gerrity
                                John L. Kelsey
                                Andrew M. Massimilla
                                Robert J. Swartz
                                William H. Turner

                           FIVE YEAR PERFORMANCE GRAPH
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

      FOR STANDARD MOTOR PRODUCTS, INC. S&P 500 INDEX AND A PEER GROUP (1)


                                   [GRAPH]

               SMP       S&P       PEER
                                   GROUP
1992           100       100        100
1993           200       110        154
1994           152       112        119
1995           119       153        126
1996           113       188        161
1997           181       247        227

Assumes $100 invested on December 31, 1992 in Standard Motor Products, Inc. Common stock, S&P 500 Index and a Peer Group (1).

* Total Return assumes reinvestment of dividends.

(1) The Peer Group companies consist of Echlin Inc., Federal-Mogul Corporation, Dana Corporation, SPX Corporation, MascoTech, Inc., Genuine Parts Company and Arvin Industries, Inc.

INFORMATION AS TO VOTING SECURITIES

   Holders of shares of Common Stock have the right to one vote for each share registered in their names on the books of the Company as of the close of business on April 10, 1998. On such date 13,076,695 shares of Common Stock were outstanding and entitled to vote.

   The close of business on April 10, 1998 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and vote at, the Annual Meeting of Shareholders of the Company to be held on May 21, 1998.

VOTING AND REVOCATION OF PROXIES

   The persons named in the accompanying form of proxy will vote the shares represented thereby, as directed in the proxy, if the proxy appears to be valid on its face and is received on time. In the absence of specific instructions, proxies so received will be voted for the election of the named nominees to the Company's Board of Directors. Proxies are revocable at any time before they are exercised by sending in a subsequent proxy (with the same or other instructions), by appearing at the Annual Meeting of Shareholders and voting in person or by notifying the Company that it is revoked.

METHOD AND EXPENSE OF PROXY SOLICITATION

   The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company at nominal cost.

   The Company does not expect to pay compensation for any solicitation of proxies but may pay brokers and other persons holding shares in their names, or in the name of nominees, their expenses for sending proxy material to principals for the purpose of obtaining their proxies. The Company will bear all expenses in connection with the solicitation of proxies.

INDEPENDENT AUDITORS

   The Board of Directors of the Company has appointed KPMG Peat Marwick LLP to audit the accounts of the Company for the fiscal year ending December 31, 1998. Management does not believe it is necessary for shareholders to ratify this appointment due to the satisfactory services of KPMG Peat Marwick LLP, in the prior year. There is no requirement under Federal or New York law that the appointment of independent auditors be approved by shareholders. Management's recommendation for the appointment of KMPG Peat Marwick LLP was unanimously approved by the Audit Committee of the Board of Directors consisting of Messrs. Gerrity, Kelsey, Massimilla, Swartz and Turner.

SHAREHOLDER PROPOSALS

   Shareholder proposals intended to be presented at the Company's 1999 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company's offices in Long Island City, New York, by January 6, 1999 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

GENERAL

   The Company's 1997 Annual Report has been mailed to shareholders. A copy of the Company's Annual Report on Form 10-K will be furnished to any shareholder who requests the same free of charge (except for Exhibits thereto for which a nominal fee covering reproduction and mailing expenses will be charged.)

OTHER MATTERS

   As of the date of this proxy statement, management knows of no matters other than the election of directors to come before the meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote all proxies not marked to the contrary in accordance with their judgment on such matters.

                                              By Order of the Board of Directors

                                                                     SANFORD KAY
                                                                       Secretary
Dated: April 21, 1998

[STANDARD MOTOR PRODUCTS LOGO]  STANDARD MOTOR PRODUCTS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of STANDARD MOTOR PRODUCTS, INC. (the "Company") hereby appoints LAWRENCE I. SILLS and NATHANIEL L. SILLS, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote as designated below, all of the shares of the Company's Common Stock held of record by the undersigned on April 10, 1998 at the annual meeting of the shareholders of the Company to be held on May 21, 1998, or at any adjournment thereof.

1. Election of Directors
   / / FOR all nominees listed below (except as marked to the contrary below) / / WITHHOLD AUTHORITY to vote for any individual nominee listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
              Marilyn F. Cragin, Arthur D. Davis, Susan F. Davis, Robert M. Gerrity, John L. Kelsey, Andrew M. Massimilla, Arthur S. Sills, Lawrence I. Sills, Nathaniel L. Sills, Robert J. Swartz and William H. Turner

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                      PLEASE DATE AND SIGN ON REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES ON THE REVERSE
SIDE.

                                DATE :......................................1998

                                ................................................
                                SIGNATURE
                                ................................................
                                SIGNATURE IF HELD JOINTLY

                                PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN
                                SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD
                                SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR,
                                ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE
                                FULL TITLE AS SUCH. IF A CORPORATION, PLEASE
                                SIGN IN FULL CORPORATE NAME BY PRESIDENT OR
                                OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED
                                PERSON.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE